CONSULTING AGREEMENT


     THIS CONSULTING AGREEMENT (the "Agreement") made effective August 31st, 1998, is between Baywood International, Inc., a Nevada corporation (the "Company"), and Abacus Capital, L.L.C., a Washington limited liability company ("Consultant").

     WHEREAS, the Company desires to retain Consultant and Consultant has consented to provide consulting services for the Company;

     NOW, THEREFORE, the Company and Consultant agree to the following terms and conditions of Agreement.

                                    AGREEMENT

     1. RETENTION. Beginning on the Effective Date, which is the date hereof, the Company will retain Consultant, and Consultant will accept retention by the Company, as a consultant reporting to the Company's President in accordance with the terms of this Agreement.

     2. DUTIES. Consultant's primary duties during the term of this Agreement will be to assist the Company in identifying acquisition prospects, negotiating for the purchase of such prospects, completing due diligence and other conditions to a closing of such transactions, and arranging financing of such transactions, as contemplated by that certain Memorandum of Agreement between the Company and Consultant, of even date herewith (the "Memorandum"), and such reasonable other duties as the Board of Directors of the Company may reasonably require.

     3. TIME OBLIGATIONS. Consultant will devote a reasonable amount of time and its best efforts to its duties during the term of this Agreement.

     4. COMPENSATION.

          4.1 For all services rendered by Consultant under this Agreement, the Company will pay Consultant total consideration of Seventy Five Thousand Dollars ($75,000.00) (the "Fee") plus the Options (as hereinafter defined). The Fee shall be payable within sixty (60) days of the date hereof in either (a) cash, or (b) free trading common shares of the Company (the "Consideration Shares"). The number of Consideration Shares shall be determined as follows:

          (a) if the common stock of the Company is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc., Automated Quotation System ("NASDAQ"), the average closing sales price for such stock totaling $75,000.00 in consideration (or the closing bid, if no sales were reported, then as quoted on such system or exchange (or the exchange with the greatest volume of trading in common stock) on the immediately prior 20 consecutive trading days before the date hereof) as reported in the Wall Street Journal or such other source the parties deem reliable totaling $75,000.00 in consideration; or

          (b) if the common stock of the Company is quoted on NASDAQ (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, then the average of the means between the high and low asked prices for the common stock of the Company on the immediately prior 20 consecutive trading days before the date hereof, as reported in the Wall Street Journal or such other source as the parties deem reliable.

          4.2  If a  Target  (as  defined  in the  Memorandum)  is  acquired  as
contemplated   therein,   and  the  acquisition  price  of  the  Target  exceeds
$15,000,000,   Company  shall  issue  to  Consultant   registered  options  (the
"Options") to acquire common stock of the Company at an
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exercise  price (the  "Exercise  Price")  equal to the greater of (a) 10% of the then-current share price, or (b) the price per share of the Consideration Shares. The number of Options shall be determined by dividing 50,000 by the Exercise Price and multiplying the quotient by each $5,000,000 increment, or part thereof, where each $5,000,000 (or part thereof) represents one increment, by which the acquisition price of the Target exceeds $15,000,000. The Options shall vest immediately upon grant and shall have a term of five (5) years.

     5. TERM AND TERMINATION.

          5.1 Unless otherwise terminated as provided in Section 5, this Agreement shall expire on the first anniversary of the Effective Date.

          5.2 This Agreement shall also be terminated upon the following:

               (a)  Death of Consultant's principals; or

               (b)  For cause as provided in Sections 6.1, 6.2 and 6.3; or

               (c) Failure of the Company to deliver the Fee to Consultant within sixty (60) days of the date hereof.

          5.3 Consultant shall be entitled to compensation received through the date of termination if termination is with cause by the Company. If Consultant is terminated by Company without cause, Consultant shall be entitled to its full compensation hereunder. Consultant and Company shall each use reasonable efforts to mitigate any monetary damages suffered by each as a result of the termination of Consultant's employment. If this Agreement is terminated by Company upon the death of Consultant's principals, and the acquisition contemplated by the Memorandum has not been consummated, Consultant shall be entitled to retain so much of the compensation received through the date of termination to cover all costs and expenses incurred by Consultant in performance of its duties hereunder, and shall refund the remaining amount of such compensation, if any; provided, however, that Company shall not be entitled to terminate this Agreement without terminating any pending acquisition transaction and paying for all costs and expenses associated with or arising out of such termination, including costs of counsel for Newco (as defined in the Memorandum).

     6. CAUSE AND BREACH.

          6.1 Where reference is made in this Agreement to termination being by the Company with or without cause, "cause" shall mean cause given by Consultant to the Company and is limited to the following:

               (a) Repeated failure to carry out the reasonable directions of the Company, provided such directions are consistent with the duties and obligations herein set forth to be performed by Consultant; or

               (b) Violation of a state or federal law involving the commission of a crime against the Company or a felony materially adversely affecting the Company; or

               (c) Any material breach of this Agreement or the Memorandum or of any covenant herein or the material falsity of any material representation or warranty not corrected as provided in Section 6.3 hereof; or

               (d) The bankruptcy or insolvency of Consultant.

          6.2 Where reference is made in this Agreement to termination being by Consultant with or without cause, "cause" shall mean any breach of this Agreement by the Company not corrected as provided in Section 6.3 hereof
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          6.3 Whenever a breach of this Agreement by either party is relied upon as a justification for any action taken by a party pursuant to any provision of this Agreement, before such action is taken, the party asserting the breach shall give the other party written notice of the existence and nature of the breach and the opportunity to correct such breach during the period of twenty
(20) business days following such notice.

     7. NOTICE. All notices and requests in connection with this Agreement shall be in writing and may be given by personal delivery, registered or certified mail, return receipt requested, telegram, telecopy or any other customary means of communications addressed as follows:

          Consultant:                   Abacus Capital, L.L.C.
                                        Attn: Jerry L. Smith, Manager
                                        10900 N.E. 8th Street, Suite 900
                                        Bellevue, Washington 98004
                                        Fax: (425) 450-0764

          With a copy to:               Monahan & Biagi, P.L.C.C.
                                        c/o Susan Lehr
                                        701 Fifth Avenue, Suite 5701
                                        Seattle, Washington 98104-7003
                                        Fax: (206) 587-5710

          Company:                      Baywood International, Inc.
                                        Attn: Neil Reithinger, President
                                        14950 North 83rd Place, Suite I
                                        Scottsdale, Arizona 85260
                                        Fax: (602) 483-2168

          With a copy to:               Titus, Brueckner & Berry
                                        Attn: Jon Titus
                                        Scottsdale Center
                                        7373 North Scottsdale Road, Suite B-252
                                        Scottsdale, AZ 85253
                                        Fax: (602) 483-3215

or to such other address as the party to receive the notice or request shall designate by notice to the other. The effective date of any notice or request shall be five days from the date which it is sent by the addresor by registered or certified mail, or when delivered to a telegraph company, properly addressed as above with charges prepaid, or when personally delivered.

     8. ASSIGNMENT. The rights of either party shall not be assigned or transferred either voluntarily or by operation of law without the other party's written consent, nor shall the duties of either party be delegated in whole or in part either voluntarily or by operation of law without the other party's written consent. Any unauthorized assignment, transfer or delegation shall be of no force or effect.

     9. COMPANY'S COUNSEL. The Company has retained independent legal counsel to advise it with respect to this Agreement and is not relying on the Consultant or its counsel for legal or tax advice.

     10. MISCELLANEOUS.

          10.1 WAIVER. No waiver of any of the provisions of this Agreement shall be valid unless in writing, signed by the party against whom such waiver is sought to be enforced, nor shall failure to enforce any right hereunder constitute a continuing waiver of these same or a waiver of any other right hereunder.
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          10.2  AMENDMENTS.  All amendments of this  Agreement  shall be made in writing, signed by the parties, and no oral amendment shall be binding on the parties.

          10.3 RELATIONSHIP OF PARTIES. Consultant is an independent contractor and not an employee of the Company and agrees to comply with federal and state tax and social security legislation as applicable to such independent contractors. Consultant has no authority to bind the Company or incur any obligation on behalf of the Company.

          10.4 INTEGRATION. This Agreement, the Memorandum and the agreements referenced therein, constitute the entire agreement between the parties relating to the subject matter hereto and supersede and cancel any other prior agreements and understandings of the parties in connection with such subject matter.

          10.5 SEVERABILITY. The unenforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions hereof unenforceable or invalid; if any one or more of the provisions of this Agreement shall for any reason be excessively broad as to duration, scope, activity or subject, it shall be construed by reducing such provisions, so as to be enforceable to the extent compatible with applicable law.

          10.6 HEADINGS. The headings or titles in this Agreement are for the purpose of reference only and shall not in any way affect the interpretation or construction of this Agreement.

          10.7 GOVERNING LAW. This Agreement will be governed by the law of the State of Washington, applicable to agreements between Washington residents to be performed within the State of Washington.

          10.8 ATTORNEYS' FEES. In the event of litigation to enforce this Agreement, the prevailing party will be entitled to recover its reasonable attorneys' fees as determined by the court.

          10.9 COUNTERPARTS. This Agreement may be signed in one or more counterparts, and by facsimile, and each such counterpart shall constitute an original, and all taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

COMPANY:                                CONSULTANT:


Baywood International, Inc.             Abacus Capital, L.L.C.


/s/ Neil Reithinger                     /s/ Jerry L. Smith
--------------------------              ----------------------------
By:  Neil Reithinger                    By:  Jerry L. Smith
Its: President                          Its: Manager